Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Timing of Regular Monthly Dividend for August for Series A Cumulative Redeemable Perpetual Preferred Stock

COS COB, CT – July 18, 2023 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE, CSSEP, CSSEL, CSSEN), one of the largest providers of premium content to value-conscious consumers, today announced the timing for the payment of its declared regular monthly dividend of $0.2031 per share of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock for August 2023. The dividend will be payable on or around August 15, 2023 to holders of record as of July 31, 2023. The dividend will be paid in cash.

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment (Nasdaq: CSSE) provides premium content to value-conscious consumers. The company is one of the largest advertising-supported video-on-demand (AVOD) companies in the US, with three flagship AVOD streaming services: Redbox, Crackle, and Chicken Soup for the Soul. In addition, the company operates Redbox Free Live TV, a free ad-supported streaming television service (FAST), with nearly 180 FAST channels as well as a transaction video on demand (TVOD) service, and a network of approximately 31,000 kiosks across the US for DVD rentals. To provide original and exclusive content to its viewers, the company creates, acquires, and distributes films and TV series through its Screen Media and Chicken Soup for the Soul TV Group subsidiaries. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Forward-Looking Statements and Available Information

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to risks relating to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, ability to achieve and sustain market acceptance of our content streaming services and other content offerings, ability to recruit and retain officers, key employees, or directors, ability to protect our intellectual property, ability to complete and integrate into our existing operations future strategic acquisitions, ability to manage growth, ability to pay dividends and our debt obligations, as well as evolving regulatory or other operational risks, and risks presented by changing general market conditions impacting demand for our services. For a more complete description of these and other risks and uncertainties, please refer to Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained in this press release. Information regarding the acquisition of Redbox and related transactions is qualified by reference to the Company’s Current Reports on Form 8-K filed with the SEC on May 11, 2022 as amended May 12, 2022, June 6, 2022, August 12, 2022, November 14, 2022 and thereafter from time to time, and all exhibits filed with respect to such reports. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Zaia Lawandow

Chicken Soup for the Soul Entertainment

Zlawandow@chickensoupforthesoul.com

MEDIA CONTACT

Peter Binazeski

Chicken Soup for the Soul Entertainment Corporate

pbinazeski@chickensoupforthesoul.com